MASTR ALTERNATIVE LOANS TRUST SERIES 02-2 (MALT 02-2 GP4)
                        WHOLE LOAN 30YR ALT-A FIXED-RATE

 DEAL SIZE                                     $114MM

 GWAC                                          8.282% +/-15BPS

 WAM                                             357 +/- 2 MONTHS

 CALIFORNIA                                    25.7% APPROX.

 AVG LOAN BALANCE                              $171K APPROX.

 WA LTV                                        81.9% APPROX.

 LOAN PURPOSE:            PURCHASE             62.9% APPROX.

                          RATE-TERM REFI       10.4% APPROX.

                          CASH-OUT REFI        26.7% APPROX.

 PROPERTY TYPE:           SFD/PUD              54.6% APPROX.
                          CONDO                 4.2% APPROX.
                          2-4 FAMILY           41.2% APPROX.

 DOC TYPE:                FULL/ALT             21.5% APPROX.
                          NIV                  61.1% APPROX.
                          NO RATIO              1.0% APPROX.
                          NO DOC               16.4% APPROX.

 OCCUPANCY:               PRIMARY              69.3% APPROX.
                          SECONDARY             1.8% APPROX.
                          INVESTOR             28.9% APPROX.

 WA FICO                                       706 APPROX.

 AAA RATINGS                                   2 OF 3 (S&P, MOODYS. FITCH)

 ESTIMATED SUBORDINATION LEVEL                  9.50% APPROX.

 PRICING SPEED                                 100% PPC

 RAMP                     8-20 CPR IN 12 MTHS, 20CPR THEREAFTER

 SETTLEMENT DATE                               09/30/02

 DEPOSITOR                                     MORTGAGE ASSET SECURITIZATION
                                                TRANSACTIONS, INC.

 MASTER SERVICER/BOND ADMINISTRATOR            WELLS FARGO BANK MINNESOTA, NA



                            ALL NUMBERS APPROXIMATE.
                   ALL TRANCHES SUBJECT TO 10% SIZE VARIANCE.

The information herein has been provided solely by UBS Warburg LLC. Neither the issuer of certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information contained herein will be superseded by the description of the mortgage loans contained and/or incorporated by reference in the Prospectus Supplement relating to the Certificates and supersedes all information contained in any collateral term sheets relating to the mortgage pool previously provided by UBS Warburg LLC.